KPMG PEAT MARWICK LLP
                             345 Park Avenue
                           New York, NY 10154


                      INDEPENDENT AUDITORS' CONSENT




The Shareholders and Board of Trustees of
WPG GROWTH FUND

We consent to the use of our report dated January 25, 1995 incorporated herein by reference in this registration statement on Form N-1A and to the reference to our Firm under the heading "Selected per Share Data and Ratios" in the Prospectus.


KPMG PEAT MARWICK LLP

New York, New York
November 15, 1995